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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): March 5, 1997


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                              NACO INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)



            Utah                       33-85044-D               48-08369713
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(State or other jurisdiction of   (Commission File No.)        (IRS Employer
       incorporation)                                        Identification No.)



                               395 West 1400 North
                                Logan, Utah 84321
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          (Address of principal executive offices, including zip code)



                                 (801) 753-8020
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              (Registrant's telephone number, including area code)





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



Item 9.  Sale of Unregistered Securities Pursuant to Regulation S.


Securities Sold

         On March 5, 1997, the Registrant sold 343,750 units (the "Units") for an aggregate purchase price of $825,000 to Britannia Holdings Ltd. of England (the "Purchaser"). The sale was made without registration under the Securities Act of 1933 in reliance upon Regulation S. Each Unit consists of: (i) one share of Common Stock; and (ii) forty four hundredth (.44) of a warrant (the "Warrant") to purchase an additional share of Common Stock at an exercise price of $3.50 per share. The Warrant will expire in three years, subject to extension as described below. The Warrants are currently callable by the Registrant anytime after its Common Stock trades for a bid price of $7.50 or higher for 30 trading days in a row.


Option

         The Registrant also granted the Purchaser a 12 month option (the "Option") to purchase an additional 343,750 Units at a purchase price of $2.40 per Unit in connection with the sale of the Units. If the Purchaser purchases all of the Units subject to the Option, the Registrant will (i) extend the exercise period of all of the Warrants issued as part of Units (including the Units issued on March 5, 1997) from 3 years to 7 years, and (ii) increase the call price on such Warrants from $7.50 to $15.00.

         The Registrant may call the Option any time after either of the following events:

         A. The Registrant obtains a signed contract or a letter of intent to manufacture a patented storage compartment, for either a major automobile manufacturer or the owner of the patent, provided that the Registrant receives an indication that the Registrant will be required to produce at least $6 million of parts annually under such arrangement; or

         B. The Registrant obtains a new individual or single contract from any other source that would indicate a minimum increased annual sales volume of $6 million.

The Purchaser will have 30 days to exercise the Option after being notified by the Registrant that the Option is called.

Stock Performance Agreement

         In the event the Registrant's Common Stock does not trade for at least $6 per share for 10 consecutive days at any time during the first twenty-four months following the date of the sale, the Registrant will be required to issue additional shares of its Common Stock to the Purchaser (referred to hereinafter as the "Stock Performance Agreement"). The number of shares to be issued shall be determined on a monthly basis beginning on the last day of the twenty fifth month following March 5, 1997, and continuing thereafter on the last day of each succeeding month until the Registrant's Common Stock trades for $6 or more for at least 10 consecutive trading days. The number of additional shares to be issued under the Stock Performance Agreement for each applicable month will be determined in accordance with the following calculation:

                  (Preliminary Sum * .0058333 ) / Average Share Price


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



For purposes of this calculation, "Preliminary Sum" shall be the product of (i) the number of shares of Common Stock purchased by the Purchaser in this transaction that are still owned by the Purchaser at the end of said month (excluding any shares acquired upon exercise of the Warrants) multiplied by (ii) $2.40; and "Average Share Price" shall be the higher of (A) the average bid price for the Registrant's Common Stock for the previous month, if any, or (B) $2.40. Within 30 days of each annual anniversary of the date of the agreement pursuant to which the Units were sold, the Company shall issue to the Purchaser the cumulative number of shares accrued under the Stock Performance Agreement during each of the preceding 12 months.

         The Stock Performance Agreement will be permanently discontinued at such time as the Registrant's Common Stock trades for $6 or more for 10 consecutive trading days on a public market. The Purchaser cannot transfer rights or privileges under the Stock Performance Agreement.

Finder's Fee

         A finder's fee of 10% was paid to James Czirr who is an employee of Extol International and is nominated to the board of directors of the Registrant.

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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NACO INDUSTRIES, INC.



                                        /s/ Jeffrey J. Kirby
                                        Jeffrey J. Kirby
                                        Vice President and Secretary

Date: March 19, 1997


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